Exhibit (a)(5)


                           Second Meeting Notice


                  HUANENG POWER INTERNATIONAL, INC.

Notice is hereby given that a special general meeting for the independent shareholders of Huaneng Power International, Inc. (the "Company") will be held at 10:30 a.m. (local time) on 15th September, 2000 at the office of the company at West Wing, Building C, Tianyin Mansion, 2C Fuxingmennan Street, Xicheng District, Beijing, The People's Republic of China, for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an ordinary resolution (which shall be approved by at least the majority of ordinary shares of the independent shareholders of the Company represented in person or by proxy in the meeting):

                        ORDINARY RESOLUTION:

"THAT, subject the passing of a special resolution by the shareholders in relation to the matters set out herein as required by the relevant laws of the People's Republic of China,

     o the terms of the Merger Agreement (defined as "the Agreement" in the announcement made by the Company on 18th July, 2000) entered into between the Company and Shandong Huaneng Power
            Development Co. Ltd., the execution of the Merger Agreement by or for and on behalf of the company, and the transactions contemplated therein be and are hereby approved and confirmed; and

      o any director of the Company be and is hereby authorized for and on behalf of the Company to execute all such documents and to do all such things as he may consider necessary for the purpose of implementing the transactions contemplated by the Merger Agreement."

                                                By Order of the Board
                                                       Huang Long
                                                    Company Secretary

26 August, 2000
Registered address of the Company:
West Wing, Building C
Tianyin Mansion
2C, Fuxingmennan Street
Xicheng District
Beijing  100031
The People's Republic of ChinaNotes:

1.    ELIGIBILITY FOR ATTENDING THE INDEPENDENT SHAREHOLDERS' SPECIAL GENERAL
      MEETING

      Save those connected persons as defined under the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited, holders of the Company's Foreign Shares whose names appear on the HK$ Dividend Foreign Shares Register and/or the US$ Dividend H Shares Register maintained by HKSCC Registrars Limited and holders of domestic shares whose names appear on the domestic shares register maintained by the Company at the close of business on 16th August, 2000 are eligible to attend the Independent Shareholders' Special General Meeting.

2.    PROXY

      i. A member eligible to attend and vote at the Independent Shareholders' Special General Meeting is entitled to appoint, in written form, one or more proxies to attend and vote on behalf of him. A proxy needs not be a shareholder or an independent shareholder.

      ii. A proxy should be appointed by a written instrument signed by the appointor or its attorney duly authorized in writing. If the form of proxy is signed by the attorney of the appointor, the power of attorney authorizing that attorney to sign or other authorization document(s) shall be notarized.

      iii. To be valid, the power of attorney or other authorization document(s) which have been notarized together with the completed form of proxy must be delivered, in the case of holders of domestic shares, to the Company and, in the case of holders of Foreign Shares, to HKSCC Registrars Limited, not less than 24 hours before the time designate for holding of the Independent Shareholders' Special General Meeting.

      iv. A proxy may exercise the right to vote by a show of hands or by poll. However, if more than one proxy is appointed by an independent shareholder, such proxies shall only exercise the right to vote by poll.

3. REGISTRATION PROCEDURES FOR ATTENDING THE INDEPENDENT SHAREHOLDERS' SPECIAL GENERAL MEETING

      An independent shareholder or his proxy shall produce proof of identity when attending the meeting. If such independent shareholder is a legal person, its legal representative or other persons authorized by the board of directors or other governing body of such shareholder may attend the Independent Shareholders' Special General Meeting by producing a copy of the rofolution the board of directors or other governing body of such independent shareholder appointing such persons to attend the meeting.

4.    CLOSURE OF REGISTER MEMBERS

      The register of members of the Company will be closed form 16th August, 2000 to 14th September, 2000 (both days inclusive).

5.    OTHER BUSINESS

      i. The Independent Shareholders' Special General Meeting will not last for more than one day. Independent shareholders who attend shall bear their own traveling and accommodation expenses.

      ii. The address of the Share Register for Foreign Shares of the Company HKSCC Registrars Limited is at:

            2/F, Vicwood Plaza
            199 Des Voeux Road Central
            Hong Kong

      iii.  The registered address of the Company is at:
            West Wing, Building C
            Tianyin Mansion
            2C, Fuxingmennan Street
            Xicheng District
            Beijing,  100031
            The People's Republic of China

            Telephone No.:    (+86) -10-6649-1999
            Facsimile No.:    (+86)-10-6649-1860